Exhibit 99.01

For Immediate Release

Contact: Pat O'Neal, President and               RCG Capital Markets Group, Inc.
           Chief Executive Officer               Retail: Joe Dorame
         Stan Cutler, Vice President of Finance  Institutional/Analysts:Joe Diaz
         Sento Corporation                       Media: Jeff Stanlis
         801-492-2000                            480-675-0400
         Pat_Oneal@sento.com
         Stanley_Cutler@sento.com


               Sento Corporation Reports Financial Results for its
                    First Fiscal Quarter ended June 30, 2003


AMERICAN FORK, Utah, July 24, 2003 -- Sento Corporation (Nasdaq: SNTO - news) announced today financial results for its first fiscal quarter ended June 30, 2003.

For the quarter, the Company reported revenues of $4.2 million, which is virtually unchanged compared to $4.2 million for the same quarter in the previous year. Net loss for the quarter ended June 30, 2003 was $(540,000), or $(0.25) per share, compared to a net loss of $(776,000), or $(0.37) per share, for the quarter ended June 29, 2002.

On a pro forma basis, the net loss for the quarter ended June 30, 2003 was $(469,000), or $(0.22) per share, compared to a pro forma net loss of $(776,000), or $(0.37) per share, for the quarter ended June 29, 2002. Pro forma net loss excludes non-cash charges of $14,000 for stock-based compensation, and non-cash charges of $56,000 associated with valuation of warrants and conversion of debentures.

The loss for the quarter represented a 40 percent improvement on a pro-forma basis compared to the same period a year ago and a 30 percent improvement on a GAAP basis. The Company has taken significant steps to reduce costs and as a result reported a gross profit of $201,000 for the current fiscal quarter versus an $(88,000) loss at the gross profit line for last year's first fiscal quarter.

Sento continues to enjoy positive cash flow from operations, generating $395,000 of cash flow for the quarter ended June 30, 2003. As a result of positive cash flow from operations and an additional $296,000 of borrowing under Sento's line of credit, the Company was able to close the quarter with $2.7 million of cash on its balance sheet compared to $2.6 million as of March 31, 2003.

"Sento's continued positive cash flow is a reflection of our ongoing dedication to improving our financial condition and our continued focus on client retention and sales," stated Patrick O'Neal, Sento's president and chief executive officer. "Our sales pipeline is growing and we are scrupulously managing cost structure. Inquiries and interest in our Customer Choice Platform(TM) and Call Deflection Model(TM) are growing. Our employees are committed to Sento's vision of maintaining our leadership in our Call Deflection Strategy. We continue to maintain our emphasis on customer self-service, interactive chat and fee-based contact solutions."

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 Mountain Time, 4:15 Eastern Time, to discuss the first fiscal quarter results. Senior management will also discuss business developments and future earnings and growth opportunities. To access the call dial: (877) 356-5706 five minutes before start time. The confirmation number will be 1793927. A replay of the conference call will be available for seven days following the call at (706) 645-9291 by entering reservation number 1793927. The replay will be available until July 30, 2003.

PRO FORMA FINANCIAL MEASURES

In this earnings release and during our earnings conference call to be held on July 24, 2003 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). A reconciliation between pro forma and GAAP measures can be found in the accompanying tables. The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma net income by adjusting GAAP net income for stock-based compensation and valuation of warrants and conversion of debentures.

SENTO PROFILE

Sento Corporation provides the latest in Web-enabled CRM (Customer Relations Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides an enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support. For more information, visit www.sento.com.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

                               SENTO CORPORATION AND SUBSIDIARIES

                              Condensed Consolidated Balance Sheets
                                           (Unaudited)

                                             Assets

                                                                   June 30, 2003    March 31, 2003
                                                                   -------------    --------------
Current assets:
       Cash and short-term investments                              $  2,739,451     $  2,583,337
       Accounts receivable (net)                                       1,944,396        2,848,863
       Other current assets                                              183,774          220,091
                                                                    ------------     ------------
                Total current assets                                   4,867,621        5,652,291

Property and equipment (net)                                           3,770,368        4,130,921
Other assets                                                             461,074          321,521
                                                                    ------------     ------------
                Total assets                                        $  9,099,063     $ 10,104,733
                                                                    ============     ============




                      Liabilities and Stockholders' Equity

Current liabilities:
        Current portion of long-term debt                           $  1,612,418     $  1,333,170
        Accounts payable                                               1,427,531        1,728,768
        Accrued liabilities and other                                  1,179,762        1,474,738
        Deferred revenue and customer deposits                            33,262           46,453
                                                                    ------------     ------------
                Total current liabilities                              4,252,973        4,583,129
                                                                    ------------     ------------
Long-term liabilities:
        Long-term debt, net of current portion                           819,043          888,825
       Convertible debentures                                            623,546        1,202,821
                                                                    ------------     ------------
                Total long-term liabilities                            1,442,589        2,091,646
                                                                    ------------     ------------
Stockholders' equity                                                   3,403,501        3,429,958
                                                                    ------------     ------------

                Total liabilities and stockholders' equity          $  9,099,063     $ 10,104,733
                                                                    ============     ============

                               SENTO CORPORATION AND SUBSIDIARIES

                         Condensed Consolidated Statements of Operations
                                           (Unaudited)

                                                                 Three Months        Three Months
                                                                     Ended              Ended
                                                                 June 30, 2003      June 29, 2002
                                                                --------------      --------------
Revenues                                                        $    4,154,631      $    4,222,734
Cost of sales                                                        3,953,156           4,310,420
                                                                --------------      --------------
        Gross profit (loss)                                            201,475             (87,686)
Selling, general and administrative expenses                           601,347             587,988
                                                                --------------      --------------
        Operating loss                                                (399,872)           (675,674)

Other expense (net)                                                    (69,108)           (100,026)
Stock-based compensation                                               (14,217)                  -
Non-cash charge for valuation of warrants and
  conversion of debentures                                             (56,392)                  -
                                                                --------------      --------------
Net loss                                                        $     (539,589)     $     (775,700)
                                                                ==============      ==============


Basic and diluted loss per share                                $        (0.25)     $        (0.37)
                                                                ==============      ==============

Weighted average number of common and
common equivalent shares outstanding                                 2,133,227           2,098,878
                                                                ==============      ==============
Pro forma adjustments:

GAAP net loss                                                   $     (539,589)   $       (775,700)
Stock-based compensation                                                14,217                   -
Non-cash charge for valuation of warrants and
  conversion of debentures                                              56,392                   -
                                                                --------------      --------------
Pro forma net loss                                              $     (468,980)     $     (775,700)
                                                                ==============      ==============

Pro forma basic and diluted loss per share                      $        (0.22)     $        (0.37)
                                                                ==============      ==============

Shares used to compute pro forma basic and
  diluted loss per share                                             2,133,227           2,098,878
                                                                ==============      ==============